Exhibit 99.1

Horizon Therapeutics plc Reports Strong First-Quarter 2019 Results;

Increases Full-Year 2019 Net Sales and Adjusted EBITDA Guidance

— First-Quarter 2019 Net Sales of $280.4 Million Increased 25 Percent;

First-Quarter 2019 GAAP Net Loss of $32.9 Million; Adjusted EBITDA of $88.4 Million —

— Quarterly Orphan and Rheumatology Segment Net Sales Increased 8 Percent to $185.9 Million —

— Increasing Full-Year 2019 Net Sales Guidance Range to $1.26 Billion to $1.28 Billion and

Adjusted EBITDA Guidance Range to $450 Million to $465 Million,

Including the Impact of Incremental Investment in Teprotumumab —

— Announced Phase 3 Teprotumumab Results That Demonstrate a

Dramatic Reduction in Proptosis in Patients with Active Thyroid Eye Disease (TED);

Continue to Expect Mid-2019 U.S. Biologics License Application (BLA) Submission —

— Reduced Gross Debt by $550 Million as of May 1, 2019;

Net Leverage of 1.3 Times as of March 31, 2019 —

— Changed Name of Company to Horizon Therapeutics plc Reflecting the Company’s Focus on

Developing and Commercializing Medicines to Treat Patients with Rare Diseases —

DUBLIN, IRELAND – May 8, 2019 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced its first-quarter 2019 financial results and increased its full-year 2019 net sales and adjusted EBITDA guidance.

“We are off to a strong start this year, achieving double-digit net sales growth in the first quarter and raising our full-year outlook, indicative of our continued strong commercial execution,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon. “In addition, during the quarter we announced dramatic teprotumumab Phase 3 trial results that support a mid-year U.S. regulatory submission, a key milestone in our evolution to a development-focused rare disease biopharma company. We are one step closer to delivering the first FDA-approved treatment to people living with active thyroid eye disease.”

Walbert continued, “Last week our shareholders approved changing the name of the Company to Horizon Therapeutics plc. Our new name more clearly reflects both our long-term strategy to develop and commercialize innovative new medicines addressing rare diseases with very few effective options as well as the fact that our work with patients, caregivers, physicians and communities goes well beyond our medicines.”

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Financial Highlights

			%
(in millions except for per share amounts and percentages)	Q1 19	Q1 18	Change
Net sales	$280.4	$223.9	25
Net loss	(32.9)	(148.7)	78
Non-GAAP net income	53.9	4.8	NM
Adjusted EBITDA	88.4	33.6	163
Loss per share - diluted	(0.19)	(0.90)	79
Non-GAAP earnings per share - diluted	0.30	0.03	NM

First-Quarter and Recent Company Highlights

•

Changed Company Name: On May 2, 2019, shareholders of the Company approved the change of the Company’s name to Horizon Therapeutics Public Limited Company, which captures the Company’s long-term strategy to develop and commercialize innovative new medicines addressing rare diseases with very few effective options. The Company believes the new name better reflects its work with patients, caregivers, physicians and communities that goes well beyond its medicines.

•

Phase 3 Confirmatory Trial Evaluating Teprotumumab for Active TED Met Primary and All Secondary Endpoints: In February, the Company announced topline results from its Phase 3 confirmatory trial OPTIC (Treatment of Graves’ Orbitopathy (Thyroid Eye Disease) to Reduce Proptosis with Teprotumumab Infusions in a Randomized, Placebo-Controlled, Clinical Study), which evaluated teprotumumab for the treatment of active TED. The study met its primary endpoint, showing a dramatic improvement in proptosis, or bulging of the eye: 82.9 percent of teprotumumab patients compared to 9.5 percent of placebo patients achieved the primary endpoint of a ≥2 mm reduction in proptosis (p<0.001). Proptosis is the main cause of morbidity in TED. All secondary endpoints were also met and the safety profile was consistent with the Phase 2 study of teprotumumab in active TED.

Additional Phase 3 results were presented at the American Association of Clinical Endocrinologists (AACE) Scientific and Clinical Congress on April 26, 2019. One of the most clinically meaningful measures presented was the improvement in proptosis seen after a full course of treatment (through Week 24). At Week 24, patients treated with teprotumumab had a proptosis reduction of 3.32 mm compared with 0.53 mm among those who received placebo (p<0.001).

Teprotumumab is a fully human monoclonal antibody insulin-like growth factor-1 receptor (IGF-1R) inhibitor in development for the treatment of active TED, in which the muscles and fatty tissue behind the eye expand and become inflamed, which can lead to proptosis and diplopia (double vision) as well as quality-of-life issues.

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•

KRYSTEXXA Immunomodulation Registrational Trial Expected to Begin in June: The Company has finalized the design of its registrational clinical trial MIRROR (Methotrexate to Increase Response Rates in Patients with Uncontrolled GOut Receiving KRYSTEXXA). The trial will evaluate the administration of KRYSTEXXA with methotrexate to potentially improve the durability of the response rate. The randomized placebo-controlled study is expected to begin in June and to enroll approximately 135 patients to receive either KRYSTEXXA and methotrexate or KRYSTEXXA and placebo. The primary endpoint is the proportion of responders defined as having levels of serum uric acid <6 mg/dL at six months between treatment arms. Methotrexate has been shown to reduce anti-drug antibodies when combined with biologics and is the immunomodulator most commonly used by rheumatologists.

•

Lead Candidate Selected in Next-Generation Biologic Program for Uncontrolled Gout: The Company is pursuing two development programs for next-generation biologics to support and sustain the Company’s market leadership in uncontrolled gout. This includes the recently selected candidate, HZN-007, from its PASylated uricase technology program and HZN-003, the candidate from its optimized uricase technology program. The Company is exploring the use of these technologies to potentially improve the half-life of the uricase and enhance response rates. The Company is also targeting subcutaneous formulations.

•

Collaboration with HemoShear: On Jan. 3, 2019, the Company and HemoShear Therapeutics, LLC, a privately-held biotechnology company, entered into a collaboration to discover and develop novel therapeutics for gout.

•

Gross Debt Reduction: The Company used the net proceeds from an underwritten public equity offering in March, together with cash on hand, to repay $550 million of its $1.993 billion total principal amount of debt outstanding as of Dec. 31, 2018, reducing it to $1.443 billion as of May 1, 2019. The Company’s net debt to last twelve months adjusted EBITDA leverage ratio was 1.3 times at March 31, 2019, compared to 2.3 times at Dec. 31, 2018.

Research and Development Programs

Orphan Candidate and Program:

•

Teprotumumab: The pivotal Phase 3 confirmatory study, OPTIC, evaluated teprotumumab for the treatment of active TED, which has no FDA-approved treatments. The study met its primary endpoint of a ≥2 mm reduction in proptosis, which is the main cause of morbidity in TED. 82.9 percent of patients treated with teprotumumab had a dramatic improvement in proptosis compared to 9.5 percent of placebo patients. In addition, all secondary endpoints were met, and the safety profile was consistent with the Phase 2 study of teprotumumab in active TED.

The Company expects to submit a BLA to the U.S. Food and Drug Administration (FDA) in mid-2019. Teprotumumab has received Breakthrough Therapy, Orphan Drug and Fast Track designations from the FDA. If approved, teprotumumab would be the first and only approved treatment for active TED.

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Rheumatology Pipeline Candidates and Programs:

•

KRYSTEXXA Immunomodulation Study: The Company is evaluating the use of methotrexate to enhance the response rate to KRYSTEXXA through its MIRROR study. Methotrexate, the immunomodulator most commonly used by rheumatologists, has been shown to reduce anti-drug antibodies when combined with other biologics. The MIRROR trial is designed to support the potential for registration, and is expected to begin in June.

•

KRYSTEXXA Study in Kidney Transplant Patients with Uncontrolled Gout: The Company plans to initiate a clinical trial in the second half of 2019 evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population and literature suggests that high serum uric acid levels are associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

Next-generation Biologic Programs for Uncontrolled Gout: The Company is pursuing several development programs for next-generation biologics for uncontrolled gout to support and sustain the Company’s market leadership. This includes HZN-007, HZN-003 and a discovery and development collaboration with HemoShear Therapeutics, LLC.

First-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: First-quarter 2019 net sales were $280.4 million, an increase of 25 percent.

•

Gross Profit: Under U.S. GAAP, the first-quarter 2019 gross profit ratio was 68.6 percent compared to 50.7 percent in the first quarter of 2018. The non-GAAP gross profit ratio in the first quarter of 2019 was 89.8 percent compared to 87.0 percent in the first quarter of 2018.

•

Operating Expenses: Research and development (R&D) expenses were 7.7 percent of net sales and selling, general and administrative (SG&A) expenses were 61.5 percent of net sales. Non-GAAP R&D expenses were 6.1 percent of net sales and non-GAAP SG&A expenses were 52.3 percent of net sales.

•	Income Tax Rate: In the first quarter of 2019, the income tax benefit rate on a GAAP basis was 5.5 percent and the income tax expense rate on a non-GAAP basis was 19.2 percent.

•	Net Income: On a GAAP basis in the first quarter of 2019, net loss was $32.9 million. First-quarter 2019 non-GAAP net income was $53.9 million.

•	Adjusted EBITDA: First-quarter 2019 adjusted EBITDA was $88.4 million.

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•

Earnings (Loss) per Share: On a GAAP basis in the first quarter of 2019, diluted loss per share was $0.19 versus a diluted loss per share of $0.90 in the first quarter of 2018. Non-GAAP diluted earnings per share in the first quarter of 2019 and 2018 were $0.30 and $0.03, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the first quarter of 2019 were 172.8 million and 180.3 million, respectively.

First-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan and Rheumatology Segment

			%
(in millions except for percentages)	Q1 19	Q1 18	Change
RAVICTI®(1)	49.9	49.1	2
PROCYSBI®	39.6	34.9	13
ACTIMMUNE®	21.7	24.9	(13)
BUPHENYL®(1)	2.8	5.7	(52)
QUINSAIRTM	0.2	0.1	39
Orphan	$114.2	$114.7	(1)
KRYSTEXXA®	52.3	46.7	12
RAYOS®	19.4	10.7	82
LODOTRA®(1)	—	0.1	NM
Rheumatology	$71.7	$57.5	25

Orphan and Rheumatology Net Sales	$185.9	$172.2	8

Orphan and Rheumatology Segment Operating Income	$46.7	$43.1	8

(1)

On Dec. 28, 2018, the Company sold the rights to RAVICTI and AMMONAPS (AMMONAPS is known as BUPHENYL in the United States) outside of North America and Japan to Medical Need Europe AB. In addition, effective Jan. 1, 2019, the RAYOS and LODOTRA license and supply agreements were amended, including the transfer of LODOTRA to Vectura Group plc (LODOTRA is known as RAYOS in the United States). Beginning in 2019, the Company no longer recognizes revenue from RAVICTI and AMMONAPS sales outside of North America and Japan, or from sales of LODOTRA.

•

First-quarter 2019 net sales of the orphan and rheumatology segment were $185.9 million, an increase of 8 percent over the prior year’s quarter, driven by continued growth of KRYSTEXXA, RAVICTI, PROCYSBI and RAYOS. Beginning Jan. 2019, the Company no longer recognizes certain ex-U.S. sales of RAVICTI, BUPHENYL and LODOTRA following the divestiture of those rights in 2018. Excluding the first-quarter 2018 divested net sales, first-quarter 2019 RAVICTI net sales increased 5 percent and the orphan and rheumatology segment net sales increased 10 percent.

•	First-quarter 2019 orphan and rheumatology segment operating income was $46.7 million, an increase of 8 percent.

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Primary Care Segment

			%
(in millions except for percentages)	Q1 19	Q1 18	Change
PENNSAID® 2%	50.2	26.8	87
DUEXIS®	29.5	15.7	88
VIMOVO®	14.0	8.4	68
MIGERGOT®	0.8	0.8	12

Primary Care Net Sales	$94.5	$51.7	83

Primary Care Segment Operating Income	$41.4	$(9.6)	NM

•	First-quarter 2019 net sales of the primary care segment were $94.5 million and operating income was $41.4 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the first quarter of 2019, operating cash flow was $56.2 million. Non-GAAP operating cash flow was $62.2 million.

•	The Company had cash and cash equivalents of $1.033 billion as of March 31, 2019.

•

As of March 31, 2019, the total principal amount of debt outstanding was $1.693 billion, which consisted of $518 million in senior secured term loans due 2024; $300 million senior notes due 2024; $475 million senior notes due 2023 and $400 million exchangeable senior notes due 2022. As of March 31, 2019, net debt was $660 million and net-debt-to-last-12-months adjusted EBITDA leverage ratio was 1.3 times. On May 1, 2019, the Company repaid $250 million of its senior notes due 2023. Following this repayment, the total aggregate principal amount of debt outstanding is $1.443 billion.

New 2019 Guidance

The Company now expects full-year 2019 net sales of $1.26 billion to $1.28 billion, an increase from the previous guidance range of $1.23 billion to $1.25 billion. Full-year 2019 adjusted EBITDA is now expected to be $450 million to $465 million, an increase from the previous guidance range of

$440 million to $455 million, while also increasing investment in the potential U.S. launch of teprotumumab following dramatic Phase 3 trial results.

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Webcast

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com, follow us @HorizonNews on Twitter, like us on Facebook or explore career opportunities on LinkedIn.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain from divestiture, gain from sale of assets, upfront and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2019 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2019 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such

Horizon Therapeutics plc	7

as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2019 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods; expected timing of clinical trials and regulatory submissions and decisions, including related to the potential BLA submission for teprotumumab; expected expansion of Horizon rare disease medicine pipeline and the impact thereof; potential market opportunity for Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates, such as teprotumumab, and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

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Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Net sales	$280,371	$223,881
Cost of goods sold	88,142	110,288

Gross profit	192,229	113,593

OPERATING EXPENSES:
Research and development	21,725	17,645
Selling, general and administrative	172,299	179,599
Impairment of long-lived assets	—	33,647

Total operating expenses	194,024	230,891

Operating loss	(1,795)	(117,298)

OTHER EXPENSE, NET:
Interest expense, net	(27,530)	(30,454)
Loss on debt extinguishment	(5,586)	—
Foreign exchange loss	(61)	(110)
Other income, net	189	151

Total other expense, net	(32,988)	(30,413)

Loss before (benefit) expense for income taxes	(34,783)	(147,711)
(Benefit) expense for income taxes	(1,920)	945

Net loss	$(32,863)	$(148,656)

Net loss per ordinary share - basic and diluted	$(0.19)	$(0.90)

Weighted average ordinary shares outstanding - basic and diluted	172,789,209	164,549,502

Note: On Jan. 1, 2019, the Company changed the accounting principle related to the application of the acquisition method of accounting under Accounting Standards Codification (ASC) Topic 805, Business Combinations. The change resulted in certain adjustments to the Company’s U.S. GAAP consolidated financial statements, including changes to the method of accounting for royalties that will result in improved comparability with the Company’s peers. The change did not result in any changes to the Company’s non-GAAP financial measures for any prior period.

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Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,032,808	$958,712
Restricted cash	3,731	3,405
Accounts receivable, net	403,862	464,730
Inventories, net	51,598	50,751
Prepaid expenses and other current assets	67,741	68,218

Total current assets	1,559,740	1,545,816

Property and equipment, net	22,135	20,101
Developed technology, net	1,888,431	1,945,639
Other intangible assets, net	4,431	4,630
Goodwill	413,669	413,669
Deferred tax assets, net	2,546	3,148
Other assets	44,757	8,959

Total assets	$3,935,709	$3,941,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion(1)	$250,000	$—
Accounts payable	36,459	30,284
Accrued expenses	197,242	215,739
Accrued trade discounts and rebates	406,868	457,763
Deferred revenues—current portion	4,834	4,901

Total current liabilities	895,403	708,687

LONG-TERM LIABILITIES:
Exchangeable notes, net	336,858	332,199
Long-term debt, net of current	1,021,263	1,564,485
Deferred tax liabilities, net	108,668	107,768
Other long-term liabilities	69,429	38,717

Total long-term liabilities	1,536,218	2,043,169

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 185,130,348 and 169,244,520 shares issued at March 31, 2019 and December 31, 2018, respectively, and 184,745,982 and 168,860,154 shares outstanding at March 31, 2019 and December 31, 2018, respectively	18	17
Treasury stock, 384,366 ordinary shares at March 31, 2019 and December 31, 2018	(4,585)	(4,585)
Additional paid-in capital	2,722,233	2,374,966
Accumulated other comprehensive loss	(2,010)	(1,523)
Accumulated deficit	(1,211,568)	(1,178,769)

Total shareholders’ equity	1,504,088	1,190,106

Total liabilities and shareholders’ equity	$3,935,709	$3,941,962

(1)

On March 31, 2019, $250.0 million was reclassified from “long-term debt, net of current” to “long-term debt – current portion” following the notice of partial optional redemption of $250.0 million of 2023 Senior Notes to the trustee under the indenture governing the 2023 Senior Notes and the holders of the 2023 Senior Notes, which notes were subsequently redeemed on May 1, 2019.

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Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,863)	$(148,656)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	58,891	62,435
Equity-settled share-based compensation	27,548	27,833
Amortization of debt discount and deferred financing costs	5,851	5,496
Loss on debt extinguishment	5,586	—
Impairment of long-lived assets	—	33,647
Deferred income taxes	1,502	1,680
Foreign exchange and other adjustments	404	(120)
Changes in operating assets and liabilities:
Accounts receivable	60,769	1,064
Inventories	(847)	14,290
Prepaid expenses and other current assets	111	(9,805)
Accounts payable	6,416	6,528
Accrued trade discounts and rebates	(50,904)	(72,120)
Accrued expenses and accrued royalties	(21,336)	19,028
Deferred revenues	(67)	(1,484)
Other non-current assets and liabilities	(4,893)	(627)

Net cash provided by (used in) operating activities	56,168	(60,811)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment related to license agreement	—	(12,000)
Purchases of property and equipment	(1,849)	(665)

Net cash used in investing activities	(1,849)	(12,665)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of ordinary shares	327,750	—
Proceeds from the issuance of ordinary shares in connection with stock option exercises	10,042	945
Proceeds from the issuance of ordinary shares through ESPP programs	—	14
Payment of employee withholding taxes relating to share-based awards	(17,171)	(3,517)
Repayment of term loans	(300,000)	(2,125)

Net cash provided by (used in) financing activities	20,621	(4,683)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(518)	982

Net increase (decrease) in cash, cash equivalents and restricted cash	74,422	(77,177)
Cash, cash equivalents and restricted cash, beginning of the period(1)	962,117	757,897

Cash, cash equivalents and restricted cash, end of the period(1)	$1,036,539	$680,720

(1)	Amounts include restricted cash balance in accordance with Accounting Standard Update (ASU) No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

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Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
GAAP net loss	$(32,863)	$(148,656)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,345	4,653
Restructuring and realignment costs	20	3,342
Amortization and step-up:
Intangible amortization expense	57,417	60,883
Inventory step-up expense	115	17,076
Amortization of debt discount and deferred financing costs	5,912	5,496
Impairment of long-lived assets	—	33,647
Share-based compensation	27,548	27,833
Loss on debt extinguishment	5,586	—
Upfront and milestone payments related to license and collaboration agreements	2,000	90
Depreciation	1,473	1,552
Fees related to refinancing activities	142	27
Drug substance harmonization costs	80	804
Charges relating to discontinuation of Friedreich’s ataxia program	(79)	950

Total of pre-tax non-GAAP adjustments	101,559	156,353

Income tax effect of pre-tax non-GAAP adjustments	(14,751)	32,995
Other non-GAAP income tax adjustments	—	(35,893)

Total of non-GAAP adjustments	86,808	153,455

Non-GAAP Net Income	$53,945	$4,799

Non-GAAP Earnings Per Share:
Weighted average ordinary shares - Basic	172,789,209	164,549,502

Non-GAAP Earnings Per Share - Basic:
GAAP loss per share - Basic	$(0.19)	$(0.90)
Non-GAAP adjustments	0.50	0.93

Non-GAAP earnings per share - Basic	$0.31	$0.03

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	172,789,209	164,549,502
Ordinary share equivalents	7,496,024	3,201,430

Weighted average shares - Diluted	180,285,233	167,750,932

Non-GAAP Earnings Per Share - Diluted
GAAP loss per share - Diluted	$(0.19)	$(0.90)
Non-GAAP adjustments	0.50	0.93
Diluted earnings per share effect of ordinary share equivalents	(0.01)	—

Non-GAAP earnings per share - Diluted	$0.30	$0.03

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Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP net loss	$(32,863)	$(148,656)
Depreciation	1,473	1,552
Amortization and step-up:
Intangible amortization expense	57,417	60,883
Inventory step-up expense	115	17,076
Interest expense, net (including amortization of debt discount and deferred financing costs)	27,530	30,454
(Benefit) expense for income taxes	(1,920)	945

EBITDA	$51,752	$(37,746)

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	1,345	4,653
Restructuring and realignment costs	20	3,342
Share-based compensation	27,548	27,833
Loss on debt extinguishment	5,586	—
Impairment of long-lived assets	—	33,647
Drug substance harmonization costs	80	804
Fees related to refinancing activities	142	27
Upfront and milestone payments related to license and collaboration agreements	2,000	90
Charges relating to discontinuation of Friedreich’s ataxia program	(79)	950

Total of other non-GAAP adjustments	36,642	71,346

Adjusted EBITDA	$88,394	$33,600

Horizon Therapeutics plc	13

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP operating loss	$(1,795)	$(117,298)
Non-GAAP adjustments:
Depreciation	1,473	1,552
Amortization and step-up:
Intangible amortization expense	57,417	60,883
Inventory step-up expense	115	17,076
Acquisition/divestiture-related costs	1,202	4,625
Restructuring and realignment costs	20	3,342
Share-based compensation	27,548	27,833
Impairment of long-lived assets	—	33,647
Drug substance harmonization costs	80	804
Fees related to refinancing activities	142	27
Upfront and milestone payments related to license and collaboration agreements	2,000	90
Charges relating to discontinuation of Friedreich’s ataxia program	(79)	950

Total of non-GAAP adjustments	89,918	150,829

Non-GAAP operating income	$88,123	$33,531

Orphan and Rheumatology segment operating income	46,677	43,104
Primary care segment operating income	41,446	(9,573)

Total segment operating income	$88,123	$33,531
Foreign exchange loss	(61)	(110)
Other income, net	332	179

Adjusted EBITDA	$88,394	$33,600

Horizon Therapeutics plc	14

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended March 31,
	2019	2018
Non-GAAP Gross Profit:
GAAP gross profit	$192,229	$113,593
Non-GAAP gross profit adjustments:
Depreciation	159	176
Intangible amortization expense	57,218	60,685
Inventory step-up expense	115	17,076
Acquisition/divestiture-related costs	1,114	733
Share-based compensation	1,040	783
Drug substance harmonization costs	80	804
Charges relating to discontinuation of Friedreich’s ataxia program	(79)	950

Total of Non-GAAP adjustments	59,647	81,207

Non-GAAP gross profit	$251,876	$194,800

GAAP gross profit %	68.6%	50.7%
Non-GAAP gross profit %	89.8%	87.0%

GAAP cash provided by (used in) operating activities	$56,168	$(60,811)
Cash payments for acquisition/divestiture-related costs	353	3,958
Cash payments for restructuring and realignment costs	2,043	447
Cash payments for upfront and milestone payments related to license and collaboration agreement	2,000	275
Cash payments drug substance harmonization costs	647	—
Cash payments for discontinuation of Friedreich’s ataxia program	930	3,399
Cash payments relating to refinancing activities	9	18

Non-GAAP operating cash flow	$62,150	$(52,714)

Horizon Therapeutics plc	15

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

Twelve Months Ended December 31,
2018
GAAP net loss	$(38,380)
Depreciation	6,126
Amortization and step-up:
Intangible amortization expense	243,634
Inventory step-up expense	17,312
Interest expense, net (including amortization of debt discount and deferred financing costs)	121,692
Benefit for income taxes	(44,752)

EBITDA	$305,632

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	4,396
Restructuring and realignment costs	15,350
Share-based compensation	114,860
Impairment of long-lived assets	46,096
Litigation settlements	5,750
Drug substance harmonization costs	2,855
Fees related to refinancing activities	937
Upfront and milestone payments related to license agreements	(10)
Charges relating to discontinuation of Friedreich’s ataxia program	(1,464)
Gain on sale of assets	(42,985)

Total of other non-GAAP adjustments	145,785

Adjusted EBITDA	$451,417

Horizon Therapeutics plc	16

Horizon Therapeutics plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	March 31, 2019	December 31, 2018
Long-term debt-current portion(1)	$250,000	$—
Long-term debt, net of current	1,021,263	1,564,485
Exchangeable notes, net	336,858	332,199

Total Debt	1,608,121	1,896,684
Debt discount	78,465	87,038
Deferred financing fees	6,440	9,304

Total Principal Amount Debt	1,693,026	1,993,026
Less: cash and cash equivalents	1,032,808	958,712

Net Debt	$660,218	$1,034,314

(1)

On March 31, 2019, $250.0 million was reclassified from “long-term debt, net of current” to “long-term debt – current portion” following the notice of partial optional redemption of $250.0 million of 2023 Senior Notes to the trustee under the indenture governing the 2023 Senior Notes and the holders of the 2023 Senior Notes, which notes were subsequently redeemed on May 1, 2019.

Horizon Therapeutics plc	17

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q1 2019
	Pre-tax Net	Income Tax		Net (Loss)	Diluted (Loss)
	(Loss) Income	(Benefit) Expense	Tax Rate	Income	Earnings Per Share
As reported - GAAP	$(34.8)	$(1.9)	5.5%	$(32.9)	$(0.19)
Non-GAAP adjustments	101.6	14.8		86.8

Non-GAAP	$66.8	$12.8	19.2%	$53.9	$0.30

	Q1 2018
	Pre-tax Net	Income Tax		Net (Loss)	Diluted (Loss)
	(Loss) Income	(Benefit) Expense	Tax Rate	Income	Earnings Per Share
As reported - GAAP	$(147.7)	$0.9	(0.6)%	$(148.7)	$(0.90)
Non-GAAP adjustments	156.4	2.9		153.5

Non-GAAP	$8.7	$3.8	44.5%	$4.8	$0.03

Horizon Therapeutics plc	18

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended March 31, 2019 (Unaudited)

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(88,142)	$(21,725)	$(172,299)	$(5,586)	$(27,530)	$189	$1,920
Non-GAAP Adjustments (in thousands):
Depreciation(1)	159	—	1,314	—	—	—	—
Amortization and step-up:
Intangible amortization expense(2)	57,218	—	199	—	—	—	—
Inventory step-up expense(3)	115	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	5,912	—	—
Acquisition/divestiture-related costs(5)	1,114	1	87	—	—	143	—
Restructuring and realignment costs(6)	—	—	20	—	—	—	—
Share-based compensation(7)	1,040	2,636	23,872	—	—	—	—
Loss on debt extinguishment(8)	—	—	—	5,586	—	—	—
Drug substance harmonization costs(9)	80	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(10)	(79)	—	—	—	—	—	—
Upfront and milestone payments related to license and collaboration agreements(11)	—	2,000	—	—	—	—	—
Fees related to refinancing activities(12)	—	—	142	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(13)	—	—	—	—	—	—	(14,751)

Total of non-GAAP adjustments	59,647	4,637	25,634	5,586	5,912	143	(14,751)

Non-GAAP	$(28,495)	$(17,088)	$(146,665)	$—	$(21,618)	$332	$(12,831)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended March 31, 2018 (Unaudited)

(in thousands)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long Lived Assets	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(110,288)	$(17,645)	$(179,599)	$(33,647)	$(30,454)	$(945)
Non-GAAP Adjustments (in thousands):
Depreciation(1)	176	—	1,376	—	—	—
Amortization and step-up:
Intangible amortization expense(2)	60,685	—	198	—	—	—
Inventory step-up expense(3)	17,076	—	—	—	—	—
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	5,496	—
Acquisition/divestiture-related costs(5)	733	(85)	4,005	—	—	—
Restructuring and realignment costs(6)	—	—	3,342	—	—	—
Impairment of long-lived assets(14)	—	—	—	33,647	—	—
Share-based compensation(7)	783	2,440	24,610	—	—	—
Drug substance harmonization costs(9)	804	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(10)	950	—	—	—	—	—
Upfront and milestone payments related to license and collaboration agreements(11)	—	90	—	—	—	—
Fees related to refinancing activities(12)	—	—	27	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(13)	—	—	—	—	—	32,995
Other non-GAAP income tax adjustments(15)	—	—	—	—	—	(35,893)

Total of non-GAAP adjustments	81,207	2,445	33,558	33,647	5,496	(2,898)

Non-GAAP	$(29,081)	$(15,200)	$(146,041)	$—	$(24,958)	$(3,843)

Horizon Therapeutics plc	19

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

2.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, VIMOVO and RAYOS.

3.	During the three months ended March 31, 2018, we recognized in cost of goods sold $17.1 million for inventory step-up expense primarily related to KRYSTEXXA inventory sold.

4.	Represents amortization of debt discount and deferred financing costs associated with our debt.

5.	Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures.

6.	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

7.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employees and our employee share purchase plan.

8.

During the three months ended March 31, 2019, we recorded a loss on debt extinguishment of $5.6 million in the condensed consolidated statement of comprehensive loss, which reflects the write-off of the deferred financing and debt discount fees related to the $300.0 million term loan repayment.

9.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, or FA, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following the FA discontinuation, we determined that certain assets, including an upfront payment related to

Horizon Therapeutics plc	20

the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

10.	Represents expenses incurred relating to discontinuation of Friedreich’s ataxia program and a reduction to previous charges recorded.

11.	During the three months ended March 31, 2019, we recorded an upfront cash payment of $2.0 million to HemoShear.

12.	Represents arrangement and other fees relating to our refinancing activities.

13.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

14.	Impairment of long-lived assets during the three months ended March 31, 2018, relates to the write-off of the book value of developed technology related to PROCYSBI in Canada and Latin America.

15.

Following Notice 2018-28, issued by the U.S. Treasury Department and the U.S. Internal Revenue Service on April 2, 2018 and in accordance with the measurement period provisions under Staff Accounting Bulletin No. 118, or SAB 118, during the three months ended March 31, 2019 we reinstated the deferred tax asset related to our U.S. interest expense carry forwards under Section 163(j) of the Internal Revenue Code of 1986, as amended, based on the revised U.S. federal tax rate of 21 percent. The impact of the deferred tax asset reinstatement in accordance with SAB 118 was a $35.9 million increase to our benefit for income taxes and a corresponding decrease to the U.S. group net deferred tax liability position.

Horizon Therapeutics plc	21